AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT, dated as of June 18, 1999 (this "Agreement"), is by and among TERA COMPUTER COMPANY, a Washington corporation (the "Company"), ADVANTAGE FUND II LTD., a British Virgin Islands corporation ("Advantage"), GENESEE FUND LIMITED - PORTFOLIO B, a British Virgin Islands corporation ("Genesee"), and KOCH INDUSTRIES, INC., a Kansas corporation ("Koch" and collectively with Advantage and Genesee, the "Holders").

     WHEREAS, pursuant to a Subscription Agreement, dated as of June 30, 1998 (the "June 30 Agreement"), Advantage purchased from the Company 6,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Stock"), and acquired warrants to purchase an aggregate of 50,000 shares of Common Stock (the "June 30 Warrants");

     WHEREAS, pursuant to a Subscription Agreement, dated as of September 30, 1998 (the "September 30 Agreement"), Advantage and Koch purchased from the Company an aggregate of 600,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), acquired warrants to purchase an aggregate of 121,008 shares of Common Stock (the "September 30 Warrants"), and acquired the right to receive additional shares of Common Stock; and

     WHEREAS, pursuant to a Subscription Agreement, dated as of December 16, 1998 (the "December 16 Agreement"), Genesee and Koch purchased from the Company an aggregate of 200,000 shares of Common Stock, acquired warrants to purchase an aggregate of 40,336 shares of Common Stock (the "December 16 Warrants," and together with the June 30 Warrants and the September 30 Warrants, the "Original Warrants"), and acquired the right to receive additional shares of Common Stock; and

     WHEREAS, pursuant to two Amendment Agreements, each dated as of March 22, 1999 (the "March 22 Agreements"), Advantage, Genesee, Koch and the Company, among other things, amended the September 30 Agreement and December 16 Agreement and related agreements to provide for the issuance of Adjustment Warrants (as such term is defined in the March 22 Agreements) in lieu of additional shares of Common Stock; and

     WHEREAS, the Company is attempting to raise not less than $15,000,000 of additional capital in a private placement of Common Stock and Common Stock Purchase Warrants (the "Private Placement Warrants") to be consummated in June 1999 (the "Private Placement"); and

     WHEREAS, it is a condition precedent to the closing of the Private Placement that certain additional agreements be reached among Advantage, Genesee, Koch and the Company regarding the shares of Common Stock and Adjustment Warrants held by Advantage, Genesee and Koch and the shares of Series B Stock held by Advantage;

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
     NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. All terms not defined herein are used as defined in the March 22 Agreements, and if not defined therein, in the June 30 Agreement, the September 30 Agreement and the December 16 Agreement, as applicable.

     2. Adjustment Warrants. Advantage, Genesee and Koch each agree that, commencing on the date of this Agreement, it will not transfer or assign any of its rights under the September 30 Agreement or the December 16 Agreement or any Adjustment Warrants it presently holds until after the closing of the Private Placement (the "Closing"). Effective at the Effective Time (as defined in
Section 10), the September 30 Agreement and the December 16 Agreement, as amended by the March 22 Agreements, are each further amended to eliminate the provisions requiring the Company, in certain circumstances, to issue and deliver Adjustment Warrants to Advantage, Genesee and Koch, as the case may be, and in particular each of Sections 3(c), 3(d), 3(e), 3(f), 3(g) and 6(k) are hereby deleted from both the September 30 Agreement and the December 16 Agreement, as each has been amended by the applicable March 22 Agreement. Nothing herein shall be construed to affect in any way the issuance of Adjustment Warrants prior to the date of this Agreement.

     3. Repurchase Rights and Obligations. Effective at the Effective Time, the September 30 Agreement and the December 16 Agreement, as amended by the March 22 Agreements, are each amended to delete Sections 7 and 7.1 thereof.

     4. Issuance of Warrants. At the Effective Time, the Company shall deliver to Advantage, Genesee and Koch, Common Stock Purchase Warrants (the "Warrants") substantially in the form attached hereto as Annex I, as follows:

          (a) to Advantage, Warrants to purchase 302,217 shares of Common Stock.

          (b) to Genesee, Warrants to purchase 158,122 shares of Common Stock;
and

          (c) to Koch, Warrants to purchase 271,289 shares of Common Stock.

Except as otherwise set forth in Annex I, the Warrants issued pursuant to this
Section 4 shall have the same exercise price per share and other terms and provisions as the Private Placement Warrants.

     5. Certain Covenants and Restrictions.

          (a) Registration Rights Agreement. The Holders and the Company agree to enter into a Registration Rights Agreement substantially in the form attached hereto as Annex II (the "Registration Rights Agreement") at or prior to the Effective Time with respect to the resale of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

          (b) Transfer Restrictions. Each Holder acknowledges that (i) the Warrants have not been and are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and, except as provided in this Agreement and the Registration Rights Agreement, the Warrant Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (x) subsequently registered thereunder or (y) such Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Warrants or the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of the Warrants and Warrant Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Warrants or Warrant Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Warrants or Warrant Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 5(d) hereof and pursuant to the Registration Rights Agreement).

          (c) Restrictive Legend. Each Holder acknowledges and agrees that the certificates for the Warrants and the Warrant Shares and, until such time as the Warrant Shares have been registered under the 1933 Act, the certificates for the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Once the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement has been declared effective, thereafter (i) upon request of a Holder the Company will substitute certificates without the above-referenced legend for certificates for any Warrant Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such legend and promptly remove any stop-transfer restriction relating to such Warrant Shares, but in no event later than three Business Days after surrender of such certificates by such Holder, and (ii) the Company shall not place any restrictive legend on certificates for any Warrant Shares issued or impose any stop-transfer restriction thereon.

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
          (d) Form D. The Company agrees to file a Form D with the SEC with respect to the Warrants and Warrant Shares as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Holders promptly after such filing. Each Holder agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to such Holder reasonably required for such filing.

          (e) Authorization for Trading; Reporting Status. On or before the date that is 30 days after the Effective Time, but in any event before the effective date of the Registration Statement, the Company shall file a listing application for the Warrant Shares with the Nasdaq and shall provide evidence of such filing to the Holders. From the Effective Time until such time as the Registration Statement is no longer required to be in effect, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) Reservation of Common Stock. The Company shall take all action necessary so that a number of shares of the authorized but unissued Common Stock sufficient to provide for the issuance of Warrant Shares issuable under the Warrants are at all times reserved by the Company, free from preemptive rights. If the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock issuable as Warrant Shares as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for issuance of the Warrant Shares on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the issuance of all Warrant Shares issuable hereunder, the Company promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) Brokers' or Finders' Fees. Except as set forth in Schedule 5(g), each of the Company and the Holders represents and warrants to each other that they have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, or agents' commission or other like payment in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify and hold the other parties harmless from and against any obligation or liability for brokers' or finders' fees or agents' commissions or other like payment based in any way on agreements, arrangements or understandings claimed to have been made by such indemnifying party with any third party.

          (h) Filing Registration Statement for Holders' Outstanding Securities. Without limiting or waiving the terms of the several Registration Rights Agreements entered into between the Company and each of the Holders in connection with the September 30 Agreement and the December 16 Agreement, as amended by the March 22 Agreements (the "Original Registration Rights Agreements"), the Company agrees to file a Registration Statement under the 1933 Act for the resale of the Registrable Securities (as defined in each Original Registration Rights

Agreement) of each Investor within five business days after the later of (i) the date of the Effective Time in accordance with the terms of the Original Registration Rights Agreements and (ii) the date the Form S-3 registration statement, Registration No. 333-76223, currently on file with the SEC, is declared effective; provided that the Company shall file such Registration Statement not later than July 15, 1999.

     6. Holder's Representations, Warranties and Covenants.

     Each Holder, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) Purchase for Investment. The Holder is acquiring the Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof. The Holder understands that its investment in the Warrants and Warrant Shares involves a high degree of risk.

          (b) Accredited Investor; No Broker-Dealer. The Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3). The Holder is not a person required to be registered as a broker or dealer under Section 15(a) of the 1934 Act or a member of the National Association of Securities Dealers, Inc.

          (c) Reoffers and Resales. All subsequent offers and sales of the Warrants and Warrant Shares by the Holder shall be made pursuant to registration of such securities being offered and sold under the 1933 Act or pursuant to an exemption from registration.

          (d) Company Reliance. The Holder understands that the Warrants are being issued, and the Warrant Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrants and Warrant Shares.

          (e) Information Provided. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Warrants and Warrant Shares that have been requested by the Holder. Each Holder and its advisors, if any, have been afforded the opportunity to ask questions of the management of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Holder has had the opportunity to obtain and review the following reports filed by the Company with the SEC pursuant to the 1934 Act: the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, two reports on Form 8-K filed on March 25, 1999, and the Proxy Statement for the Annual Meeting of Shareholders held on May 5, 1999 (collectively, the "Disclosure Documents").

          (f) Absence of Approvals. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or Warrant Shares.

          (g) Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     7. Advantage Representations, Warranties and Covenants.

     Advantage hereby represents and warrants to the Company that, except for conversions of shares of the Series B Stock into shares of Common Stock, it has not assigned, sold or otherwise transferred any shares of Series B Stock and that it will not assign, sell or otherwise transfer any of the shares of Series B Stock that it presently holds. Advantage hereby covenants and agrees with the Company that, at or prior to the Effective Time, it will convert all shares of the Series B Stock that it holds into shares of Common Stock pursuant to the terms of the Statement of Rights and Preferences of the Series B Stock.

     8. Company Representations, Warranties and Covenants.

     The Company represents and warrants to, and covenants and agrees with, each Holder that:

          (a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all requisite corporate power and authority (i) to own, lease, and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver, and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement and the other agreements to be executed and delivered or amended by the Company in connection with this Agreement, and to consummate the transactions contemplated hereby and thereby.

          (b) Concerning the Warrants and Warrant Shares. The Warrants have been duly authorized and the Warrant Shares when issued upon due exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such holder. The Common Stock is listed for trading on the Nasdaq and, except as set forth on Schedule 8(b), (i) the Company and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified since September 25, 1995 by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; (iii) no suspension of trading in the Common Stock is in effect; and (iv) the Company knows of no reason that the Warrant Shares will not be eligible for listing on Nasdaq.

          (c) Authorization. This Agreement, the Registration Rights Agreement and the Warrants have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is, and the Registration Rights Agreement and the Warrants, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

          (d) Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the issuance by the Company of the Warrants and Warrants Shares, as contemplated by this Agreement, and completion of the other transactions contemplated in this Agreement, the Registration Rights Agreement, and the Warrants do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Restated and Amended Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound which would have a material adverse effect on the Company, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the Company.

          (e) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency or Nasdaq or the shareholders of the Company is required to be obtained by the Company for (i) the issuance of the Warrants as contemplated by this Agreement, and (ii) the issuance of Warrant Shares upon exercise of the Warrants, except for the filing of one or more Forms D with respect to such securities as required under Regulation D under the 1933 Act and listing applications with Nasdaq.

          (f) Information Provided. All information provided by or on behalf of the Company to the Holders in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Documents and the other information referred to in Section 6(e) of this Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (g) SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC. Except as set forth on Schedule 8(g), all such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company has not filed any reports with the SEC under the 1934 Act since May 17, 1999, other than the Disclosure Documents.

          (h) Absence of Certain Changes. Except as disclosed in the Disclosure Documents, since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, and, except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the Disclosure Documents, the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1998, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business or disclosed in the Disclosure Documents.

          (i) Absence of Certain Proceedings. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency (an "Action") pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty. The Company does not have pending before the SEC any request for confidential treatment of information and to the knowledge of the Company, no such request will be made by the Company prior to the time the Registration Statement relating to the Warrant Shares which is contemplated by the Registration Rights Agreements is first ordered effective by the SEC; and, to the knowledge of the Company, there is not pending or contemplated and has not been any investigation by the SEC of the Company or any director or officer of the Company.

          (j) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer of the Warrants and Warrant Shares. Except as set forth in Schedule 8(j), neither the Company nor, to its knowledge, any person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any person any shares of the Common Stock or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any shares of Common Stock or Warrants, or solicit any offers to buy any shares of Common Stock or Warrants, so as thereby to cause the issuance of the Warrants or the Warrant Shares to be in violation of Section 5 of the 1933 Act.

          (k) Certain Issuances of Securities. The Company has not issued any shares of Common Stock or shares of any series of preferred stock, warrants or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock that are subject to Rule 4460(i) of Nasdaq (or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading) (collectively, "Rule 4460(i)") and that would be integrated with the issuance of the Warrants or the Warrant Shares for purposes of Rule 4460(i). If for any reason the Company is required by Rule 4460(i) or by Nasdaq to obtain shareholder approval with respect to any securities of the Company issued to or held by any Holder, the Company shall promptly hold a special meeting of its shareholders for such purpose within 60 days of learning of such requirement and shall use its best efforts to obtain such approval at such meeting.

     9. Conditions.

          (a) Conditions to the Company's Obligations. Each Holder understands the Company's obligations to issue the Warrants to the Holders at the Effective Time pursuant to this Agreement is conditioned upon:

               (i) The Closing of the Private Placement occurring;

               (ii) The receipt and acceptance by the Company of this Agreement as evidenced by the execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Holders or their legal counsel; and

               (iii) The accuracy as of the Effective Time of the representations and warranties of the Holders as if made at and as of the Effective Time and the performance by the Holders on or before the Effective Time of all covenants and agreements of the Holders required to be performed on or before the Effective Time, including without limitation the conversion of all of the issued and outstanding shares of Series B Stock pursuant to Section 7.

          (b) Conditions to the Holders' Obligations. The Company understands that each Holder's obligations to acquire the Warrants and become subject to the other provisions of this Agreement at the Effective Time pursuant to this Agreement is conditioned upon:

               (i) The Closing of the Private Placement occurring;

               (ii) The delivery by the Company to each Holder of the Warrants in accordance with this Agreement;

               (iii) The accuracy at the Effective Time of the representations and warranties of the Company contained in this Agreement as if made at and as of the Effective Time and the performance by the Company on or before the Effective Time of all covenants and agreements of the Company required to be performed on or before the Effective Time, and the receipt by the Holders of a certificate, dated the date of the Effective Time, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Holders may reasonably request;

               (iv) Receipt by the Holders of a certificate, dated the date of the Effective Time, of the Secretary of the Company certifying the Articles of Incorporation and

Bylaws of the Company as then in effect, all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby, and such other matters as reasonably requested by the Holders; and

               (v) Receipt by the Holders on the date of the Effective Time of an opinion of Stoel Rives, LLP, counsel for the Company, in form, scope and substance reasonably satisfactory to the Holders, to the effect set forth in Annex III.

     10. Effectiveness. This Agreement shall become effective upon the occurrence of the Closing, provided that the conditions to the respective obligations of the parties in Section 9 shall have been satisfied or waived (the date and time of the effectiveness of this Agreement is referred to herein as the "Effective Time"). Except as expressly amended by this Agreement at the Effective Time, the June 30 Agreement, the September 30 Agreement, the December 16 Agreement, the March 22 Agreements and the several Registration Rights Agreements and the other agreements and instruments entered into connection with the foregoing (collectively, the "Existing Agreements") shall remain in full force and effect in accordance with their respective terms. If the Effective Time does not occur on or prior to June 30, 1999, then any party hereto, by notice to the other parties, may declare this Agreement (except for Section 11(h)) to be null and void and of no effect, and such declaration shall be binding on all parties hereto. In the event of such declaration, the Existing Agreements shall remain in full force and effect in accordance with their respective terms without giving effect to this Agreement.

     11. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

          (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holders or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the June 30 Agreement, the September 30 Agreement and the December 16 Agreement, as amended by the March 22 Agreements, as applicable.

          (h) Certain Expenses and Fees. Irrespective of whether the Effective Time occurs, the Company shall pay or reimburse the Holders for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Holders) incurred by the Holders in connection with this Agreement and the transactions contemplated hereby.

          (i) Survival. The respective representations, warranties, covenants, and agreements of each Holder and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Effective Time and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (j) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Holders and the Company by their respective officers thereunto duly authorized as of the date first set forth above.

                                       TERA COMPUTER COMPANY

                                       By: /s/ JAMES ROTTSOLK
                                          -----------------------------------


                                       Title: Chief Executive Officer
                                             --------------------------------

                                       Address:       411 First Avenue South
                                                      Seattle, WA 98104-2860
                                       Facsimile:     206-701-2218

                                       ADVANTAGE FUND II LTD.

                                       By: /s/
                                          ------------------------------------

                                       Title:  Director
                                             ---------------------------------

                                       Address:   c/o CITCO
                                                  Kaya Flamboyan 9
                                                  Curacao, Netherlands Antilles
                                       Facsimile: 011-599-9732-2008

                                       GENESEE FUND LIMITED -
                                       PORTFOLIO B

                                       By: /s/
                                          ------------------------------------

                                       Title:  Director
                                             ---------------------------------

                                       Address:   c/o CITCO
                                                  Kaya Flamboyan 9
                                                  Curacao, Netherlands Antilles
                                       Facsimile: 011-599-9732-2008

                                       KOCH INDUSTRIES, INC.

                                       By:  /s/ JOSH TAYLOR
                                          ------------------------------------

                                       Title: Vice-President
                                             ---------------------------------

                                       Address:    4111 East 37th Street North
                                                   Wichita, KS 67270
                                       Facsimile:  (316) 828-7947